                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

                         [X] Preliminary Proxy Statement
                         [ ] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
        [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
                [ ] Confidential, For Use of the Commission Only
                       (as permitted by Rule 14a-6(e)(2))

                           NEOMEDIA TECHNOLOGIES, INC.

                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

                              [X] No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                           NEOMEDIA TECHNOLOGIES, INC.
                          2201 Second Street, Suite 600
                            Fort Myers, Florida 33901


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO
                             BE HELD ON MAY 21, 2002

               --------------------------------------------------

To Our Stockholders:

The Annual Meeting of Stockholders of NeoMedia Technologies, Inc. will be held at the office of the Company, 2201 Second Street, Suite 600, Fort Myers, Florida 33901, on May 21, 2002, beginning at 10:00 a.m., Eastern Daylight Savings Time, for the following purposes:

1. To elect five directors to hold office until the next annual meeting of stockholders and the due election and qualification of their successors (Item No.1 on proxy card);

2. To approve an amendment to NeoMedia's Certificate of Incorporation to increase the number of shares of authorized common stock, par value $.01, from 50,000,000 to 200,000,000 shares and to increase the number of shares of authorized preferred stock, par value $0.01, from 10,000,000 to 25,000,000 (Item No.2 on proxy card);

3.       To approve the 2002 Stock Option Plan (Item No. 3 on proxy card); and

4. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Only stockholders of record of NeoMedia at the close of business on April 12, 2002 (the "Record Date") are entitled to receive notice of and to vote at the annual meeting, or any postponement or adjournment thereof.

--------------------------------------------------------------------------------

PLEASE NOTE THAT ATTENDANCE AT THE MEETING WILL BE LIMITED TO STOCKHOLDERS OF NEOMEDIA AS OF THE RECORD DATE (OR THEIR AUTHORIZED REPRESENTATIVES) HOLDING ADMISSION TICKETS OR OTHER EVIDENCE OF OWNERSHIP. THE ADMISSION TICKET IS DETACHABLE FROM YOUR PROXY CARD. IF YOUR SHARES ARE HELD BY A BANK OR BROKER, PLEASE BRING TO THE MEETING YOUR BANK OR BROKER STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF NEOMEDIA STOCK TO GAIN ADMISSION TO THE MEETING.

         BY ORDER OF THE BOARD OF DIRECTORS

--------------------------------------------------------------------------------


                                                    /s/ William E. Fritz
April 12, 2002                               ----------------------------------
Fort Myers, Florida                              William E. Fritz, Secretary


                             YOUR VOTE IS IMPORTANT

We hope you will attend the stockholders meeting. In order that there may be a proper representation at the meeting, stockholders are requested to vote their proxies, since it is important that as many shares as possible be represented at the annual meeting. Please date, sign and promptly return the proxy in the enclosed envelope. You may revoke your proxy at any time before it has been voted.

                               Proxy Statement for
                        Annual Meeting of Stockholders of
                           NEOMEDIA TECHNOLOGIES, INC.
                           To Be Held on May 21, 2002

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

General...................................................................    1

Principal Holders of Voting Securities....................................    2

Proposal One - Election of Directors......................................    3
      Recommendation of the Board of Directors............................    3
      Information Concerning Nominees.....................................    3
      Stock Ownership of Executive Officers and Directors.................    4
      Committees of the Board of Directors................................    5
      Compensation of Directors...........................................    5

      Summary Compensation Table..........................................    6
      Employment Agreements...............................................    7
      Incentive Plan for Management.......................................    7
      Stock Option Plan...................................................    7
      401(k) Plan.........................................................    8
      Option/Warrant Granted in Last Fiscal Year in 2001..................    8
      Aggregate Option and Warrant Exercises in Last Fiscal Year and
         Fiscal Year-End Option Values....................................    8
      Certain Relationships and Related Transactions......................    9
      Section 16(a) Beneficial Ownership Reporting Compliance.............    9
      Stock Price Performance Graph.......................................   10
      Report of the Compensation Committee................................   11
      Report of the Audit Committee.......................................   12

Proposal Two - Increase in Number of Authorized Shares of Common Stock....   14
      General.............................................................   14
      Vote Required for Approval..........................................   14
      Recommendation of the Board of Directors............................   14

Proposal Three - Approval of 2002 Stock Option Plan.......................   15
      General.............................................................   15
      Plan and Participants...............................................   15
      Option Terms and Grants.............................................   16
      Federal Tax Aspects of Plan.........................................   17
      Vote Required for Approval..........................................   17
      Recommendation of Board of Directors................................   17

Auditors..................................................................   18

Stockholder Proposals.....................................................   18

Other Matters to be Acted Upon at the Annual Meeting of Stockholders......   18

APPENDIX A - 2002 STOCK OPTION PLAN.......................................   19

                           NEOMEDIA TECHNOLOGIES, INC.
                          2201 Second Street, Suite 600
                            Fort Myers, Florida 33901


                                 PROXY STATEMENT
                       For Annual Meeting of Stockholders
                     to be held at 10:00 a.m., May 21, 2002

                                     GENERAL

         SOLICITATION OF PROXIES. This proxy statement is furnished in connection with the solicitation of proxies to be used at the Annual Stockholders Meeting (the "Annual Meeting") of NeoMedia Technologies, Inc., a Delaware corporation ("NeoMedia"or the "Company"), to be held at the principal executive offices of NeoMedia, 2201 Second Street, Suite 600, Fort Myers, Florida 33901 on May 21, 2002, beginning at 10:00 a.m., and at any postponements or adjournments thereof, for the purposes set forth herein. This proxy statement, the enclosed proxy and a copy of NeoMedia's Annual Report to Stockholders for the fiscal year ended December 31, 2001, are first being mailed on or about April 26, 2002, to all stockholders entitled to vote.

         The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of NeoMedia.

         COSTS OF SOLICITATION. The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by NeoMedia. NeoMedia does not intend to solicit proxies otherwise than by use of the mail, but certain officers, directors and employees of NeoMedia, without additional compensation, may use their personal efforts, by telephone or otherwise, to solicit proxies.

         STOCKHOLDERS ENTITLED TO VOTE AND OUTSTANDING VOTING SHARES. Only stockholders of record at the close of business on April 12, 2002 (the "Record Date") are entitled to notice of the Annual Meeting and to vote the shares of common stock of NeoMedia at the meeting or any postponements or adjournments thereof. Each outstanding share is entitled to one vote on each matter to be voted upon. As of the Record Date, there were 36,927,392 shares of NeoMedia's common stock issued and outstanding.

         QUORUM AND VOTE REQUIRED FOR APPROVAL. One-third of the outstanding shares are required to be present in person or by proxy at the meeting for there to be a quorum for purposes of proceeding with the Annual Meeting. Abstentions and withheld votes will be counted for purposes of determining if a quorum is present but will not be counted in the election of directors and will have the same effect as votes against each of the other matters. Broker non-votes (shares held of record by a broker for which a proxy is not given and the broker or other nominee holding shares for a beneficial owner has not received instructions from the beneficial owner) will be counted for purposes of determining the existence of a quorum, but, as shares not entitled to be voted, will not be counted for purposes of determining the total number of votes on any matter considered at the Annual Meeting.

         Directors are elected by a plurality of the votes cast in person or by proxy at the Annual Meeting. The nominee for director who receives the highest number of affirmative votes of the shares present and voting on the election of directors at the Annual Meeting will be elected a Director. Shares present or represented and not so marked as to withhold authority for a particular nominee will be voted in favor of that nominee and will be counted towards such nominee's achievement of a plurality. Where the stockholder properly withholds authority to vote by marking the "WITHHOLD" box for such nominee on the proxy the shares will not be counted towards the achievement of such nominee's plurality. A simple majority of the shares present in person or by proxy at the Annual Meeting at which a quorum is present is required to approve the 2002 Stock Option Plan. The vote by holders of a majority of the outstanding shares in favor of the amendment to the Certificate of Incorporation of the Company to increase the authorized shares of Common Stock and of Preferred Stock is required to approve the amendment.

         VOTING AND REVOKING YOUR PROXY. A stockholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before the shares subject to it are voted by filing with the Secretary of NeoMedia written notice of revocation bearing a later date than the proxy, by submitting a later-dated proxy or by attending the annual meeting in person and voting in person (although attendance in person will not in and of itself constitute a revocation of a proxy) requesting that the powers of the holders of such person's proxy be suspended. Without such request, a proxy previously granted will not be revoked. If a stockholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If no choices are specified, properly executed proxies received prior to being voted will be voted "FOR" (i) the nominees for directors; (ii) the approval of the proposed amendment to the Certificate of Incorporation of the Company and (iii) approval of the 2002 Stock Option Plan. Shares voted to abstain are included in the number of shares present or represented and voting on each matter. Shares subject to broker "non-votes" are not considered to have been voted for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

         The following table sets forth, as of March 15, 2002, the name of each person who, to NeoMedia's knowledge based upon representations and/or publicly-available filings, beneficially owned more than 5% of the shares of the Company's Common Stock outstanding as of the Record Date, the number of shares beneficially owned by each of these persons, and the percentage of the outstanding shares of the Company beneficially owned by each of these persons.

                                               Amount and Nature of
Name and Address of Beneficial Owner         Beneficial Ownership (1)      Percent of Class (2)
------------------------------------         ------------------------      --------------------
Charles W. Fritz (2)(3).............                2,555,930                       7.0%

William E. Fritz (2)(4).............                2,107,699                       5.7%

Edna Fritz (2)......................                2,107,699                       5.7%

-------------------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Options and warrants to purchase shares of common stock currently exercisable or exercisable within sixty days of Record Date are deemed outstanding for computing the beneficial ownership percentage of the person holding such options and warrants but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Except as indicated by footnote, to our knowledge, the persons named in the table above have the sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2) The address of the referenced holder is c/o NeoMedia Technologies, Inc., 2201 Second Street, Suite 600, Fort Myers, FL 33901.

(3)  Consists of an aggregate of 400 shares by his four minor children;
       140,775 shares issuable upon exercise of warrants to purchase common stock; 829,600 shares issuable upon exercise of options granted under our 1998 employee stock option plan, 42,186 shares owned by Mr. Charles W. Fritz directly, and 1,542,969 shares of common stock held by the CW/LA II Family Limited Partnership, a family limited partnership for the benefit of his family.

(4) Consists of 1,511,742 shares held by the Fritz Family Partnership of which William Fritz and his wife, Edna Fritz, are the general partners, an aggregate of 165,647 shares held by the following three trusts of which they are trustees each of which is for the primary beneficiary of their son or daughter - the Chandler T. Fritz 1994 Trust, the Charles W. Frtiz 1994 Trust and the Debra F. Schiafone 1994 Trust; an aggregate of 268,787 shares owned by William or Edna Fritz directly and an aggregate of 161,523 shares issuable upon exercise of options and/or warrants held by William or Edna Fritz.

                      PROPOSAL ONE - ELECTION OF DIRECTORS

         The number of Directors constituting the Board of Directors has been set by a resolution of the Board of Directors at five. The Board of Directors proposes that each of the five nominees described below be elected to the Board to serve until the next annual meeting of stockholders and the due election and qualification of his successor. All of the nominees are currently directors of NeoMedia. If, for any reason, a nominee is unable to serve, the Board may designate a substitute nominee and, if this occurs, the proxies, unless otherwise specified thereon, will be voted for the named substitute nominee for the election of such substitute nominee or nominees unless the Board, in its discretion, reduces the number of directors. The Board has no reason to believe that any of the nominees named below will be unable to serve.

Recommendation of the Board of Directors

         THE BOARD OF DIRECTORS OF NEOMEDIA RECOMMENDS THAT YOU VOTE "FOR" ALL OF THE ABOVE NOMINEES LISTED BELOW. UNLESS INDICATED OTHERWISE BY YOUR PROXY VOTE, THE SHARES WILL BE VOTED "FOR" THE ELECTION AS DIRECTORS OF SUCH NOMINEES.

Information Concerning Nominees

         The following is information concerning nominees for election proposed by the Board of Directors.

         CHARLES W. FRITZ, age 45, a founder of NeoMedia, has been its President and a Director since its inception, and Chief Executive Officer and Chairman of the Board since August 6, 1996. He is currently a member of the Compensation Committee. Prior to founding NeoMedia, Mr. Fritz was an Account Executive with IBM Corporation from 1986 to 1988, Director of Marketing and Strategic Alliances for the Information Consulting Group from 1988 to1989, and a Consultant for McKinsey & Company. Mr. Fritz holds an M.B.A. from Rollins College and a B.A. in finance from the University of Florida. Mr. Fritz is the son of William E. Fritz, a Director of NeoMedia, and its Secretary.

         WILLIAM E. FRITZ, age 71, a founder of NeoMedia, has been since its inception Secretary and a Director and until May 1, 1996, Treasurer of NeoMedia. Mr. Fritz, who has over thirty-two years in establishing and operating privately owned companies, currently is, and for at least the past ten years has been, an officer and either the sole stockholder or a majority stockholder, of G.T. Enterprises, Inc. (formerly Gen-Tech, Inc.), D.M., Inc. (formerly Dev-Mark, Inc.) and EDSCO, three railroad freight car equipment manufacturing companies. Mr. Fritz holds a B.S.M.E. and a Bachelor of Naval Science degree from the University of Wisconsin. Mr. Fritz is the father of Charles W. Fritz, NeoMedia's President, Chief Executive Officer and Chairman of the Board.

         CHARLES T. JENSEN, age 58, joined NeoMedia in November 1995 and has been its Chief Financial Officer, Treasurer and Vice President since May 1, 1996 and a Director since August 6, 1996. Mr. Jensen currently is a member of the Compensation Committee. Prior to November, 1995, Mr. Jensen, who has over 28 years of audit, finance and business experience, including audit experience with Price Waterhouse & Co., was Chief Financial Officer of Jack M. Berry, Inc., a Florida corporation which grows and processes citrus products, from December, 1994 to October, 1995, and of Viking Range Corporation, a Mississippi corporation which manufactures gas ranges, from November, 1993 to December, 1994. From December 1992 to February 1994, he was Treasurer of Lin Jensen, Inc., a Virginia corporation specializing in ladies clothing and accessories. From January 1982 to March 1993, Mr. Jensen was Controller and Vice-President of Finance of The Pinkerton Tobacco Co., a tobacco manufacturer. Mr. Jensen holds a B.B.A. in accounting from Western Michigan University and is a Certified Public Accountant.

         A. HAYES BARCLAY, age 71, has been a Director of NeoMedia since
August 6, 1996, and currently is a member of the Stock Option Committee and the Audit Committee. Mr. Barclay has practiced law for approximately 36 years and since 1967, has been an officer, partner or member of the law firm of Barclay & Damisch, Ltd. and its predecessor, with offices in Chicago, Wheaton and Arlington Heights, Illinois. Mr. Barclay holds a B.A. degree from Wheaton College, a B.S. from the University of Illinois and a J.D. from the Illinois Institute of Technology - Chicago Kent College of Law.

         JAMES J. KEIL, age 74, has been a Director of NeoMedia since August 6, 1996. Mr. Keil currently is a member of the Compensation Committee, the Stock Option Committee and the Audit Committee. He is founder and president of Keil & Keil Associates, a business and marketing consulting firm located in Washington, D.C., specializing in marketing, sales, document application strategies, recruiting and Electronic Commerce projects. Prior to forming Keil & Keil Associates in 1990, Mr. Keil was employed for approximately 38 years by IBM Corporation and Xerox Corporation in various marketing, sales and senior executive positions. From 1989 to 1995, Mr. Keil was a member of the Board of Directors of Elixir Technologies Corporation (a private corporation), and from 1990 to1992 was the Chairman of its Board of Directors. From 1992 to 1996, he served on the Board of Directors of Document Sciences Corporation. Mr. Keil holds a B.S. degree from the University of Dayton and did Masters level studies at the Harvard Business School and the University of Chicago in 1961/62.

         NeoMedia's by-laws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of shareholders and the due election and qualification of his successor. During the year ended December 31, 2001, NeoMedia held thirteen directors' meetings and each incumbent director attended more than seventy-five percent of the total of meetings of the Board of Directors and the Committees of which he is a member.

Stock Ownership of Executive Officers and Directors

       The following table sets forth certain information regarding beneficial ownership of NeoMedia's common stock as of the Record Date: (i) by each of NeoMedia's directors and nominees, (ii) by each executive officer of NeoMedia named in the Summary Compensation Table, and (iii) by all executive officers and directors of NeoMedia as a group.

                                           Amount and Nature of     Percent of
                                         Beneficial Ownership (1)   Class (1)
                                        --------------------------  ---------
Charles W. Fritz (2)(3)...............           2,555,930              7.0%
William E. Fritz (2)(4)...............           2,107,519              5.8%
Charles Jensen (2)(5).................             500,686              1.4%
A. Hayes Barclay (6)(7)...............             169,000                *
James J. Keil  (8)(9).................             123,000                *
All executive officers and directors
   as a group (6 persons) (10)........           5,456,135             15.0%
                                                 =========

----------------------------------------------------

  /*/ denotes ownership of less than one percent of issued and outstanding shares of our common stock.


(1) See Note 1 to "Principal Holders of Voting Securities" for determination of beneficial ownership.

(2) The address of the holder is c/o NeoMedia Technologies, Inc., 2201 Second Street, Suite 600, Fort Myers, FL 33901.

(3)  See Note 3 to table under "Principal Owners of Voting Securities".

(4)  See Note 4 to table under "Principal Owners of Voting Securities".

(5)  Includes 499,186 shares issuable upon exercise of options.

(6)  Includes 164,000 shares issuable upon exercise of options.

(7) His address is c/o Barclay & Damisch Ltd. 115 West Wesley Street Wheaton, IL 60187.

(8)  Includes 123,000 shares issuable upon exercise of options.

(9) His address is c/o Keil & Keil Associates 733 15th Street, N.W. Washington 20005.

(10) Includes an aggregate of 1,764,786 shares issuable upon exercise of options and 153,298 shares issuable upon exercise of warrants.

Committees of the Board of Directors

         NeoMedia's Board of Directors has an Audit Committee, Compensation Committee and a Stock Option Committee. The Board of Directors does not have a standing Nominating Committee.

         Audit Committee. The Audit Committee is responsible for nominating NeoMedia's independent accountants for approval by the Board of Directors, reviewing the scope, results and costs of the audit with NeoMedia's independent accountants, and reviewing the financial statements, audit practices and internal controls of NeoMedia. During 2001, members of the Audit Committee were nonemployee directors - James J. Keil, A. Hayes Barclay and, until September 2001 when he resigned as a Director, John Lopiano. During 2001, the Audit Committee held two meetings.

         Compensation Committee. The Compensation Committee is responsible for recommending compensation and benefits for the executive officers of NeoMedia to the Board of Directors and for administering NeoMedia's Incentive Plan for Management. Charles W. Fritz, Charles T. Jensen, James J. Keil, Paul Reece, and, until September 2001, John Lopiano, were members of NeoMedia's Compensation Committee during 2001. During January 2002, Mr. Reece resigned from the Board of Directors and Compensation Committee. This Committee held seven meetings throughout 2001.

         Stock Option Committee. The Stock Option Committee, which is comprised of non-employee directors, is responsible for administering NeoMedia's Stock Option Plans. A. Hayes Barclay and James J. Keil are the current members of NeoMedia's Stock Option Committee. During 2001, this Committee held four meetings.

Compensation of Directors

         Directors are reimbursed for expenses incurred in connection with attending meetings of the Board of Directors. Upon election or re-election as a director, non-employee directors receive options to purchase 15,000 shares of NeoMedia's common stock under the 1998 Stock Option Plan. Each employee director receives either fees of $2,000 per meeting attended or, at his election, options to purchase an additional 3,000 shares of NeoMedia's common stock under the 1998 Stock Option Plan. The options are vested immediately upon grant. Should Proposal Three (Approval of 2002 Stock Option Plan) pass, directors will continue to have the option to receive stock options from that plan in lieu of cash.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information with respect to the compensation paid during the years ended December 31, 2001, 2000 and 1999 to:
(i) NeoMedia's Chief Executive Officer and (ii) each of NeoMedia's other executive officers as of December 31, 2001 who received aggregate cash compensation during the year ended December 31, 2001 in excess of $100,000 for services rendered to NeoMedia (collectively, "the Named Executive Officers"):

                           Summary Compensation Table

                                           Annual Compensation (1)                   Long-term Compensation
                                ----------------------------------------------  ---------------------------------
                                                                                  Securities
                                                                                  Underlying
                                                                                   Warrants
                                                   Other Annual                      and            All other
 Name and Principal Position     Year   Salary     Compensation       Bonus       Options(2)      Compensation
------------------------------------------------------------------  ----------  ---------------  ----------------
Charles W. Fritz...............  2001   $221,758     $     -      $      -          400,000         $21,352 (4)
  Chief Executive Officer        2000    250,000           -         148,800 (3)     49,000          22,502 (4)
                                 1999    250,000           -             -          400,000          84,914 (4)


Charles T. Jensen..............  2001    144,239           -             -          240,000          17,794 (4)
  Chief Financial Officer,       2000    150,000           -          87,860 (3)     37,000          29,767 (4)
  Vice President & Treasurer     1999    150,000           -             -          180,000          42,712 (4)

------------------------------------------------------------

1. In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for the Named Executive Officer for such year.

2. Represents options granted under NeoMedia's 1998 Stock Option Plan and warrants granted at the discretion of NeoMedia's Board of Directors.

3. In June 2001, the Company's Compensation Committee approved an adjustment, relating to the Digital:Convergence patent license fees, to the Annual Incentive Plan for Management that reduced the 2000 bonus payout by approximately $1.1 million. The original amount recorded in 2000 and reported on the Company's Form 10-KSB for 2000 was $430,800 for Charles W. Fritz and $193,860 for Charles T. Jensen. The adjusted amounts are presented in the table above.

4. Includes life insurance premiums where policy benefits are payable to his beneficiary and automobile expenses attributable to personal use and the corresponding income tax effects.

Employment Agreements

      The five-year employment agreements between the Company and each of Charles W. Fritz, as Chief Executive Officer and Chairman of the Board, and Charles T. Jensen, as Executive Vice-President and Chief Technical Officer expired on April 30, 2001. Their annual compensation, which at the time of expiration was $250,000 and $150,000, respectively, was continued except that each agreed, along with other officers of NeoMedia, to a 20% reduction in the annual rate for the two month period ended July 15, 2001 in the effort to reduce expenses. The Company plans to renegotiate new employment agreements with Messrs. Fritz and Jensen. In the interim, the Company has put into place agreements providing for six months severance in the event of termination related to a change of control. During the year ended December 31, 2001, the Board of Directors granted Mr. Fritz options to purchase 400,000 shares of Common Stock under the 1998 Stock Option Plan, 200,000 of which were exercisable at the price of $0.20 per share, and 200,000 of which were exercisable at a price of $2.50 per share. During the year ended December 31, 2001, the Board of Directors granted Mr. Jensen options to purchase 240,000 shares of Common Stock under the 1998 Stock Option Plan, 150,000 of which were exercisable at the price of $0.20 per share, and 90,000 of which were exercisable at a price of $2.50 per share. Mr. Fritz had received under the 1998 Stock Option Plan during the year ended December 31, 2000, options to purchase 49,000 shares at a price of $4.44 per share and during the year ended December 31, 1999, options to purchase 200,000 shares at a price of $3.63 per share and options to purchase 200,000 shares at a price of $5.13. Mr. Jensen received options to purchase 37,000 shares at $4.44 per share during 2000, and 90,000 shares at $3.63 and 90,000 shares at $5.13 during 1999, in each case under the 1998 Stock Option Plan.

Incentive Plan for Management

         Effective as of January 1, 1996, NeoMedia adopted an Annual Incentive Plan for Management ("Incentive Plan"), which provides for annual bonuses to eligible employees based upon the attainment of certain corporate and/or individual performance goals during the year. The Incentive Plan is designed to provide additional incentive to NeoMedia's management to achieve these growth and profitability goals. Participation in the Incentive Plan is limited to those employees holding positions assigned to incentive eligible salary grades and whose participation is authorized by NeoMedia's Compensation Committee which administers the Incentive Plan, including determination of employees eligible for participation or exclusion. The Board of Directors can amend, modify or terminate the Incentive Plan for the next plan year at any time prior to the commencement of such next plan year.

         To be eligible for consideration for inclusion in the Incentive Plan, an employee must be on NeoMedia's payroll for the last three months of the year involved. Death, total and permanent disability or retirement are exceptions to such minimum employment, and awards in such cases are granted on a pro-rata basis. In addition, where employment is terminated due to job elimination, a pro rata award may be considered. Employees who voluntarily terminate their employment, or who are terminated by NeoMedia for unacceptable performance, prior to the end of the year are not eligible to participate in the Incentive Plan. All awards are subject to any governmental regulations in effect at the time of payment.

         Performance goals are determined for both NeoMedia's and/or the employee's performance during the year, and if performance goals are attained, eligible employees are entitled to an award based upon a specified percentage of their base salary.

Stock Option Plans

         Effective as of February 1, 1996, NeoMedia adopted its 1996 Stock Option Plan, which was amended and restated effective July 18, 1996 and further amended through November 18, 1996, ("1996 Stock Option Plan"). The 1996 Stock Option Plan provides for the granting of non-qualified stock options and "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and provides for the issuance of a maximum of 1,500,000 shares of common stock. Nonqualifed options granted under the Plan with respect to 1,500,000 shares were outstanding as of March 29, 2002.

         Effective March 27, 1998, NeoMedia adopted its 1998 Stock Option Plan ("1998 Stock Option Plan"). The 1998 Stock Option Plan provides for authority for the Board of Directors to the grant non-qualified stock options with respect to a maximum of 8,000,000 shares of common stock, of which 7,640,000 have been granted and were outstanding as of March 29, 2002.

401(k) Plan

      NeoMedia maintains a 401(k) Profit Sharing Plan and Trust (the "401(k) Plan"). All employees of NeoMedia who are 21 years of age and who have completed three months of service are eligible to participate in the 401(k) Plan. The 401(k) Plan provides that each participant may make elective contributions of up to 20% of such participant's pre-tax salary (up to a statutorily prescribed annual limit, which is $10,500 for 2001 and $11,000 for 2002) to the 401(k) Plan, although the percentage elected by certain highly compensated participants may be required to be lower. All amounts contributed to the 401(k) Plan by employee participants and earnings on these contributions are fully vested at all times. The 401(k) Plan also provides for matching and discretionary contributions by NeoMedia. To date, NeoMedia has not made any such contributions.

Options and Warrants Granted in the Last Fiscal Year

      The following table contains information concerning the grant of options, all of which are nonqualified, and warrants to the Named Executive Officers during the year ended December 31, 2001:

                          Number of
                          Securities       % of Total                                         Potential Realized Value at
                          Underlying        Options/                                         Assumed Annual Rates of Stock
                           Options/         Warrants                                          Price Appreciation for Term
                           Warrants        Granted to        Exercise      Expiration     -------------------------------------
Name                     Granted (1)        Employees         Price           Date             0%         5%          10%
----------------------  ---------------  ----------------  -------------  --------------       --         --          ---
Charles W. Fritz            200,000           5.7%            $2.50          1/2/11           $--        $814,447   $1,296,871
                            200,000           5.7%            $0.20          9/13/11          $--         $65,156     $103,750

Charles T. Jensen            90,000           2.6%            $2.50          1/2/11           $--        $366,501     $583,592
                            150,000           4.3%            $0.20          9/13/11          $--         $48,867      $77,812

(1)      Options granted under the 1998 Stock Option Plan.


Option and Warrant Exercises in Last Fiscal Year and Fiscal Year-End Values

      None of the Named Executive Officers exercised during the year ended December 31, 2001 any options or warrants. The following table sets forth the number and value of all unexercised options and warrants as of December 31, 2002 by the Named Executive Officers during the year.

                                                           Number of Unexercised         Value of Unexercised In-
                                                           Securities Underlying           the-Money Options and
                                                          Options and Warrants at               Warrants at
                               Shares                        December 31, 2001             December 31, 2001 (1)
                              Acquired       Value      -----------------------------  ------------------------------
Name                         on Exercise    Realized    Exercisable    Unexercisable   Exercisable     Unexercisable
--------------------------- -------------- -----------  -----------   ---------------  -----------    ---------------
Charles W. Fritz                   -           -           699,600           549,400        -                -

Charles T. Jensen                  -           -           413,186           292,200        -                -

(1) The value of in-the-money options is calculated by the difference between the market price of the stock at December 31, 2001 ($0.14) and the exercise price of the options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During October 2001, the Company borrowed $4,000 from Charles W. Fritz, its Chief Executive Officer and Chairman of the Board, in exchange for a promissory note bearing interest at 10% per annum with a term of six months.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires NeoMedia's officers and directors, and persons who own more than ten percent of a registered class of NeoMedia's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the NASDAQ SmallCap Market. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish NeoMedia with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such forms furnished to NeoMedia, NeoMedia believes that during 2001 there was no delinquency in the
Section 16(a) filing obligations of NeoMedia's officers, directors and ten percent beneficial owners.

                          STOCK PRICE PERFORMANCE GRAPH

         The following graph compares the yearly percentage change in the cumulative total stockholder return (change in stock price plus reinvested dividends) on NeoMedia's Common Stock with the cumulative total return for the Nasdaq Stock Market Index (U.S.) (the "Nasdaq Composite Index") and the Dow Jones Internet Composite Index (the "Dow Jones Internet Index"). The graph assumes that $100 was invested in the Common Stock of the Company and in each of the comparative indices on December 31, 1996, the trading day before the beginning of the Company's fifth preceding fiscal year. The graph further assumes that such amount was initially invested in the Common Stock of the Company at a per share price of $5.625, the price at which shares of the Company's common stock closed on the Nasdaq SmallCap exchange on December 31, 1996. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of NeoMedia's Common Stock.

                                [Graph Omitted}

-----------------            ------------------------------------------------
      Date                      NeoMedia      Nasdaq 100   Dow-Jones Internet
-----------------            ------------------------------------------------
      12/31/1996                     -10.0%         -10.9%            0.0%
       1/31/1997                       0.0%           0.0%            0.0%
       2/28/1997                      -8.0%          -7.7%            0.0%
       3/31/1997                     -22.0%         -13.5%            0.0%
       4/30/1997                     -22.0%          -5.1%            0.0%
       5/28/1997                     -26.0%           6.6%            0.0%
       6/30/1997                      21.0%           3.9%            0.0%
       7/30/1997                      41.0%          19.5%            0.0%
       8/31/1997                      74.0%          16.5%            4.5%
       9/30/1997                      65.0%          19.1%           22.3%
      10/29/1997                      54.0%          11.7%           22.6%
      11/30/1997                      30.0%          14.0%           17.9%
      12/31/1997                      45.5%           7.5%           20.1%
       1/31/1998                      10.0%          16.2%           20.9%
       2/28/1998                      19.0%          29.6%           48.3%
       3/31/1998                      25.0%          32.5%           68.3%
       4/30/1998                      39.5%          35.4%           83.8%
       5/28/1998                      24.0%          31.8%           66.1%
       6/30/1998                     -22.0%          45.1%          114.5%
       7/30/1998                     -45.5%          54.3%          101.7%
       8/31/1998                     -58.0%          23.7%           32.5%
       9/30/1998                     -59.0%          46.0%           71.9%
      10/29/1998                     -60.0%          51.5%           80.7%
      11/30/1998                     -68.0%          69.1%          156.4%
      12/31/1998                     -54.0%          99.2%          223.0%
       1/31/1999                     -34.0%         130.8%          391.3%
       2/28/1999                     -43.0%         108.9%          297.4%
       3/31/1999                     -26.0%         128.6%          424.3%
       4/30/1999                     -21.5%         131.8%          501.4%
       5/28/1999                     -16.0%         126.7%          405.6%
       6/30/1999                      -2.0%         149.2%          430.4%
       7/30/1999                      26.0%         146.4%          350.5%
       8/31/1999                      42.0%         160.1%          357.6%
       9/30/1999                       8.0%         161.3%          403.9%
      10/29/1999                     -15.0%         186.2%          433.5%
      11/30/1999                     -12.0%         221.9%          556.0%
      12/31/1999                     -24.0%         302.3%          761.7%
       1/31/2000                      56.0%         287.4%          711.3%
       2/29/2000                     124.0%         363.0%          857.8%
       3/31/2000                      36.0%         377.2%          724.7%
       4/30/2000                      52.0%         309.4%          543.2%
       5/31/2000                     -17.5%         260.7%          415.4%
       6/30/2000                      -6.0%         308.4%          518.0%
       7/31/2000                      -6.0%         291.7%          470.5%
       8/31/2000                     -29.0%         342.5%          590.1%
       9/30/2000                       2.0%         287.5%          515.3%
      10/31/2000                     -20.0%         256.2%          392.0%
      11/30/2000                     -52.0%         172.0%          215.4%
      12/31/2000                     -52.0%         154.1%          192.7%
       1/31/2001                     -20.0%         181.4%          226.2%
       2/28/2001                     -22.0%         107.1%          104.4%
       3/31/2001                     -20.0%          70.7%           49.5%
       4/30/2001                     -53.1%         101.3%           87.9%
       5/31/2001                     -65.8%          95.3%           88.4%
       6/30/2001                     -68.8%          98.9%           81.0%
       7/31/2001                     -81.6%          82.7%           46.3%
       8/31/2001                     -96.2%          59.5%           13.5%
       9/30/2001                     -96.5%          26.8%          -16.6%
      10/31/2001                     -97.4%          48.1%           -0.6%
      11/30/2001                     -98.2%          73.2%           26.2%
      12/31/2001                     -97.8%          71.1%           33.6%

                  COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

         The Compensation Committee, which meets on a periodic basis, is comprised of Messrs. Charles W. Fritz and Charles T. Jensen, officers of the Company and James J. Keil, a non-employee member of the Board of Directors (two non-employee Directors resigned as Directors and members during 2001). The Compensation Committee formulates and administers compensation policies for the President and Chief Executive Officer and all vice presidents of NeoMedia. (A Stock Option Committee consisting of two non-employee Directors is responsible for determining to whom and under what terms stock options should be granted, other than options which are automatically granted to members of the Board of Directors, under the Plan.)

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                          ON EXECUTIVE COMPENSATION (1)

The following is a report of the Compensation Committee of the Board of Directors (the "Committee") describing the compensation policies applicable to the Company's executive officers during the fiscal year ended December 31, 2001.

The Committee is responsible for establishing and monitoring the general compensation policies and compensation plans of the Company, as well as the specific compensation levels for executive officers.

General Compensation Philosophy

Under the supervision of the Committee, the Company's compensation policy is designed to attract, motivate and retain qualified key executives critical to the Company's success. It is the objective of the Company to have a portion of each executive's compensation dependent upon the Company's performance as well as upon the executive's individual performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus payable in cash and tied to the achievement of certain annual performance goals and
(iii) stock options which are designed to align the long-term interests of the executive officer with those of the Company's stockholders.

The Committee considers the total compensation of each executive officer in establishing each element of compensation, other than stock options which are the responsibility of the Stock Option Committee. All incentive compensation plans are reviewed at least annually to assure they meet the current strategies and needs of the Company.

The summary below describes in more detail the factors that the Committee considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

Base salary ranges are established based on benchmark data from nationally recognized surveys of similar high-technology companies that compete with the Company for executive officers and Company research of peer companies. Each executive officer's base salary is established on the basis of the individual's qualifications and relevant experience.

Variable Bonus

The Committee believes that a substantial portion of the annual compensation of each executive should be in the form of variable incentive pay to reinforce the attainment of Company goals. The Incentive Plan rewards achievement of specified levels of corporate profitability. A pre- determined formula, which takes into account profitability against the annual plan approved by the Board of Directors, is used to determine the bonus award. The individual executive officer's bonus award is based upon discretionary assessment of each officer's performance during the prior fiscal year.

Compensation for the Chief Executive Officer

Charles W. Fritz has served as the Company's Chairman of the Board and Chief Executive Officer since August 1996.

Base Salary: The Committee reviews the Chief Executive Officer's major accomplishments and reported base salary information for the chief executive officers of other companies in the Company's peer group. Based on this information, the Committee recommends a salary adjustment to the Board of Directors. Beginning in 1996, the Company and Mr. Fritz entered into a five-year employment agreement under which Mr. Fritz was paid $170,000 per year. In January 1998, the Committee increased Mr. Fritz's salary to $250,000. In April 2001, the employment agreement expired. The Company and Mr. Fritz have not renewed the contract. Mr. Fritz's salary is currently $250,000.

Cash Incentive: The Chief Executive Officer's incentive target is at the discretion of the Committee. Achievement of the target is based on overall company income versus annual Plan income. Mr. Fritz did not earn a bonus relating to fiscal 2001. During June 2001, the Committee approved an adjustment, relating to the Digital:Convergence patent license fees, to the 2000 Incentive Plan that reduced the bonus payout by approximately $1.1 million. Mr. Fritz's incentive relating to fiscal 2000 was reduced from $430,800 to $148,800. The award had not been paid as of April 1, 2002.

                             COMPENSATION COMMITTEE
                                Charles W. Fritz
                                Charles T. Jensen
                                  James J. Keil

     (1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors currently consists of Messrs. Fritz, Jensen, and Keil. During the last fiscal year, no interlocking relationship existed between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee for the last fiscal year consisted of two nonemployee Directors (a third resigned in September 2001). The Board of Directors has determined that none of the members of the Audit Committee has a relationship to NeoMedia that may interfere with his independence from NeoMedia and its management.

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing financial reports and other financial information provided by the Company to any governmental body or the public, the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established, and the Company's auditing, accounting and financial processes generally. The Audit Committee annually recommends to the Board of Directors the appointment of a firm of independent auditors to audit the financial statements of the Company and meets with such personnel of the Company to review the scope and the results of the annual audit, the amount of audit fees, the Company's internal accounting controls, the Company's financial statements contained in the Company's Annual Report to Stockholders and other related matters.

         The Audit Committee has reviewed and discussed with management the financial statements for fiscal year 2001 audited by Stonefield Josephson, Inc., the Company's independent auditors. The Audit Committee has discussed with Stonefield Josephson, Inc. various matters related to the financial statements, including those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ss. 380). The Audit Committee has also received the written disclosures and the letter from Stonefield Josephson, Inc. required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the firm its independence. Based upon such review and discussions the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ending December, 2001 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

James J. Keil
A. Hayes Barclay

         The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the filing specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                 PROPOSAL TWO -
             INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

General Information

         NeoMedia's Board of Directors has authorized an amendment to NeoMedia's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,0000 to 200,000,000, and the authorized shares of Preferred Stock from 10,000,000 to 25,000,000. As of March 15, 2002, there were 36,927,392 shares of Common Stock outstanding. In addition, 11,147,221 additional shares are reserved for issuance upon exercise of outstanding options and warrants and 10,000,000 shares will be reserved for issuance under the 2002 Stock Option Plan if approved at the Annual Meeting. NeoMedia has previously issued an aggregate of 452,489 shares of a Series A Convertible Preferred Stock, which were subsequently converted into the same number of shares of Common Stock, thereby reducing the shares of Preferred Stock which the Board of Directors is authorized under the Certificate of Incorporation to issue to 9,547,511 shares.

         The additional shares will be issuable for proper corporate purposes, such as the issuance of Common Stock upon the exercise of options issued pursuant to the terms of the 1996 and 1998 Stock Option Plans, and the 2002 Stock Option Plan if Proposal Three below is approved and outstanding warrants; for future financing and acquisition transactions; and for dividends or splits. Stockholder approval of the amendment to NeoMedia's Certificate of Incorporation to increase the authorized shares of Common Stock and Preferred Stock will give NeoMedia greater flexibility by permitting such stock to be issued without the delay of obtaining stockholder approval. The Board of Directors believes it to be in the best interests of NeoMedia to increase the number of authorized shares of Common Stock and Preferred Stock to ensure that adequate shares are available for issuance if such issuance becomes desirable.

         The additional shares of Common Stock authorized would become part of NeoMedia's existing class of Common Stock and would have the same rights and privileges as the shares of Common Stock presently outstanding. All outstanding shares of Common Stock will continue to have one vote per share. There are no preemptive rights with respect to NeoMedia's Common Stock. The Company has no present agreement or intent to issue any additional shares of Common Stock, other than pursuant to the foregoing Stock Option Plans and outstanding warrants.

         The Board of Directors of NeoMedia has the authority to issue the shares of Preferred Stock authorized in one or more series and to fix the powers, designations, rights, preferences and restrictions thereof, including liquidation preferences and rights as to dividends, conversion, voting and redemption, and the number of shares constituting each series, without any further vote or action by the Company's shareholders. The issuance of a series of Preferred Stock in certain circumstances, based on its terms, may delay or prevent a change in control of NeoMedia, may discourage bids for the Common Stock at a premium over the market price of the Common Stock and may directly affect the market price of and the voting and other rights of holders of Common Stock. The Company currently has no plans to issue any further series of Preferred Stock.

Vote Required for Approval

         Approval of amendment will require that holders of at least a majority of the total outstanding shares of Common Stock vote "FOR" the amendment.

Recommendation of the Board of Directors

         THE BOARD OF DIRECTORS OF NEOMEDIA RECOMMENDS A VOTE "FOR" THE AMENDMENT TO INCREASE ITS AUTHORIZED COMMON CAPITAL STOCK.

                                PROPOSAL THREE -
                     APPROVAL OF THE 2002 STOCK OPTION PLAN

General Information

         NeoMedia currently has in effect its 1996 Stock Option Plan (the "1996 Stock Option Plan") and the 1998 Stock Option Plan (the "1998 Stock Option Plan"), the purpose of which is to retain the services of selected employees and to attract new employees, consultants, advisors and directors by providing them with the opportunity to acquire a proprietary interest in NeoMedia and thus share in its growth and success. The 1996 Stock Option Plan provides for the granting of a maximum of 1,500,000 "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended ("Code"), and non-qualified (or nonstatutory) stock options. As of the date hereof, all 1,500,000 options to purchase have been granted under the 1996 Stock Option Plan. All of such granted options are non-qualified options. The 1998 Stock Option Plan provides for the granting of a maximum of 8,000,000 incentive stock options, and non-qualified (or nonstatutory) stock options. As of March 29, 2002, 7,640,000 options, all non-qualified, to purchase shares of Common Stock have been granted under the 1998 Stock Option Plan.

         In the opinion of the Board of Directors, NeoMedia and its stockholders have benefited substantially from being able to grant options under the 1996 Stock Option Plan and the 1998 Stock Option Plan in addition to its authority to grant warrants. Such options, in the opinion of the Board of Directors, have been a highly effective incentive to the employees, consultants and directors receiving them and have created a commonality of purpose between NeoMedia's officers and other employees, consultants, directors and its stockholders with respect to NeoMedia's strategies for profitable growth and share-value appreciation. In the opinion of the Board of Directors, NeoMedia's ability to provide additional stock options to its officers, employees, consultants and directors in the future will benefit NeoMedia's long-term performance. Accordingly, the Board of Directors has adopted the 2002 Stock Option Plan (the "Plan") and believes it is in NeoMedia's best interest for the shareholders to approve the Plan which will authorize the Board of Directors to award stock options to its officers, other employees, consultants and directors without further stockholder actions.

The Plan and Participants

         The Plan authorizes the grant of non-qualified options to purchase up to an aggregate of 10,000,000 shares of NeoMedia's Common Stock, to (i) officers and other full-time salaried employees of NeoMedia with managerial, professional or supervisory responsibilities, (ii) consultants and advisors who render bona fide services to NeoMedia, in each case, where the Committee of the Board of Directors which will administer the Plan, determines that such officer, employee, consultant or advisor has the capacity to make a substantial contribution to the success of NeoMedia, and (iii) to NeoMedia's directors. As used herein with respect to the Plan, references to NeoMedia include subsidiaries of NeoMedia.

         The purposes of the Plan are to enable NeoMedia to attract and retain persons of ability as officers and other employees, to attract and retain able directors and consultants, and to motivate such persons to use their best efforts on behalf of NeoMedia by providing them with an equity participation in NeoMedia. The full text of the Plan is set forth in Appendix A hereto, and the following description is qualified in its entirety by reference to Appendix A.

         The Plan will be administered by a Committee, which will be appointed by NeoMedia's Board of Directors and must consist of two or more members of the Board of Directors, each of whom must be a "disinterested" person within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The appointed Committee will be the Stock Option committee, which is currently comprised of A. Hayes Barclay and James J. Keil. Under the terms of the Plan, the Committee will have the authority to determine, subject to the terms and conditions of the Plan, the persons to whom options are granted, the number of options granted to each optionee and the terms and conditions of each option, including its duration.

         The Plan can be amended, suspended, reinstated or terminated, in whole or in part, by the Board of Directors; provided, however, that without approval of NeoMedia's stockholders, no amendment shall be made which (i) increases the maximum number of shares of Common Stock which may be subject to stock options granted under the Plan, except for specified adjustment provisions, (ii) extends the term of the Plan, (iii) increases the period during which a stock option may be exercised beyond ten years from the date of the grant, (iv) materially increases the benefits accruing to participants under the Plan, (v) materially modifies the requirements as to eligibility for participation in the Plan, or
(vi) will cause stock options granted under the Plan to fail to meet the requirements of Rule 16b-3. Unless previously terminated by the Board of Directors, the Plan will terminate on May 21, 2012, and no additional options may be granted under the Plan after that date.

Option Terms and Grants

         Stock options may be granted under the Plan to purchase Common Stock at an exercise price determined by the Committee which may be less than the fair market value of the shares on the date of grant but not less than the per share par value. As of March 15, 2002, the closing sale price of the Common Stock on the NASDAQ SmallCap Market was $0.30. There is no limitation on the number of stock options that may be granted to any optionee under the Plan. It is currently anticipated that stock options will be granted to non-employee directors on the date such person first becomes a member of the Board of Directors, upon each re-election of such person as a director and, at the Director's choice, for attendance at each directors' meeting.

         Exercise of the options will be contingent on (a) the optionee's employment or relationship with NeoMedia at the time of exercise and (b) determination by the Committee no later than 30 days prior to exercise that performance of an optionee merits such exercise.

         The Plan provides that, if a stock option or portion thereof expires or is terminated, canceled or surrendered for any reason without being exercised in full, the unpurchased shares of Common Stock which were subject to such stock option or portion thereof shall be available for future grants of stock options under the Plan.

         Under the terms of the Plan, the option price for all options must be paid in cash, by check, bank draft or money order, or with Common Stock of NeoMedia owned by the optionee and having a fair market value on the date of exercise equal to the aggregate exercise price of the shares to be so purchased (subject to limitations or conditions determined by the Committee in its discretion), or a combination thereof.

         Under its terms, the Plan becomes effective upon adoption by the Board of Directors subject, however, to approval of the Plan by the stockholders. Options may be granted from time to time following adoption of the Plan by the Board of Directors and prior to approval by the stockholders; however, if the Plan is not approved by the stockholders, then the Plan, and all options previously granted under it, become null and void and of no effect.

         Options granted under the Plan will not be assignable or transferable except by will or the laws of intestate succession or pursuant to a qualified domestic relations order. Options granted under the Plan may be exercised by the optionee (or the optionee's legal representative) only while the optionee is employed by NeoMedia, or within one year after termination of employment due to a permanent disability, or within three months after termination of employment due to retirement. The executor or administrator of a deceased optionee's estate or the person or persons to whom the deceased optionee's rights thereunder have passed by will or by the laws of descent or distribution shall be entitled to exercise the option within one year after the death of the optionee.

         Options expire immediately in the event that the employment or other relationship of the relevant optionee with the Company is terminated with or without cause or expires; provided, however, in the event NeoMedia terminates the employment of an optionee who at the time of such termination was an officer of NeoMedia and had been continuously employed by NeoMedia during the two-year period immediately preceding such termination, for any reason except "good cause" (as defined in the Plan), each stock option held by such optionee (which had not then previously lapsed or terminated and which had been held by such optionee for more than six months prior to such termination) shall be exercisable for a period of three months after such termination to the extent otherwise exercisable during the period. Options granted to a non-employee director who ceases to be a director are exercisable within one year after termination of service. All of the aforementioned exercise periods set forth in this paragraph are subject to the further limitation that an option shall not, in any case, be exercisable beyond its stated expiration date.

         The purchase price and the number and kind of shares that may be purchased upon exercise of options granted under the Plan, and the number of shares which may be granted under the Plan, are subject to adjustment in certain events, including stock splits, recapitalizations and reorganizations. If any portion of an option terminates or lapses without being exercised, the shares which were subject to the unexercised portion will continue to be subject to the Plan, and new options may be granted in respect of such shares in accordance with the terms and conditions of the Plan.

Federal Tax Aspects of the Plan

         Non-qualified options granted under the Plan are not intended to qualify for the favorable income tax treatment accorded under the Code to incentive stock options. Each such optionee should not recognize any income for Federal income tax purposes at the time of the grant of options under the Plan. Upon exercise, (a) ordinary income is realized by such optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise (NeoMedia may be required to withhold income tax on this amount) and (b) generally NeoMedia will be entitled to a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as short-term or long-term capital gain or loss and will not result in any additional deduction by NeoMedia. If such optionee exercises a nonqualifed option by delivering shares of Common Stock to the Company in payment of the exercise price, special rules will apply.

Vote Required for Approval of the Plan

         Approval of the Plan will require that the holders of at least a majority of the shares of Common Stock present or represented at the meeting and entitled to vote thereon vote "FOR".

Recommendation of the Board of Directors

         THE BOARD OF DIRECTORS OF NEOMEDIA RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2002 STOCK OPTION PLAN.

                                    AUDITORS

         Following the recommendation of the Audit Committee, the Board of Directors has selected Stonefield Josephson, Inc. as the independent auditors of the Corporation and its consolidated subsidiaries for the fiscal year ended December 31, 2001. A representative of Stonefield Josephson, Inc. is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if desired and will be available to respond to appropriate questions.

Audit Fees

         The aggregate fees billed by Stonefield Josephson, Inc. ("Stonefield") for professional services rendered for the audit of NeoMedia's annual financial statements for the fiscal year ended December 31, 2001 and billed by that firm and Arthur Andersen LLP ("Andersen"), NeoMedia's former independent auditors, for the review of the financial statements included in NeoMedia's Reports on Forms 10-Q for the year ended December 31, 2001 were approximately $210,000. The aggregate fees billed by Stonefield, Andersen, Ernst & Young LLP, and KPMG LLP relating to accounting services for reviews and independent auditors' consents were approximately $85,000.

Financial Information Systems Design and Implementation Fees

         There were no fees billed by Stonefield Josephson, Inc. and Arthur Andersen LLP for financial information systems design and implementation professional services for the year ended December 31, 2001.

                              STOCKHOLDER PROPOSALS

         Any proposal of a stockholder intended to be presented at NeoMedia's annual meeting of stockholders with respect to the year ended December 31, 2002, must be received by the secretary of NeoMedia, for inclusion in NeoMedia's proxy statement and proxy relating to the annual meeting on or before December [15], 2002.

                         OTHER MATTERS TO BE ACTED UPON
                      AT THE ANNUAL MEETING OF STOCKHOLDERS

         The management of NeoMedia knows of no other matters to be presented at the Annual Meeting. Should any matter requiring a vote of the stockholders other than those listed in this Proxy Statement arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.


                                                     /s/ William E. Fritz
April 12, 2002                               ----------------------------------
Fort Myers, Florida                             William E. Fritz, Secretary

                                   APPENDIX A
                           NEOMEDIA TECHNOLOGIES, INC.
                             2002 STOCK OPTION PLAN

1. PURPOSE OF THE PLAN

This Stock Option Plan (the "Plan") is intended as an incentive to key employees, consultants and directors of NeoMedia Technologies, Inc. (the "Company") and its subsidiaries. The purpose of the Plan is to assist the Company in retaining its employees with a high degree of training, experience and ability, to attract new employees and consultants whose services are considered unusually valuable and to provide stock ownership opportunities to the members of the Board of Directors of the Company who are not employees of the Company or a subsidiary ("Nonemployee Directors").

2. GENERAL PROVISIONS

2.1 Definitions as used in the Plan:

    (a) "Board of Directors" means the Board of Directors of the Company.

    (b) "Code" means the Internal Revenue Code of 1986, including any and all amendments thereto.

    (c) "Committee" means the options committee appointed by the Board of Directors from time to time to administer the Plan pursuant to Section 2.2.

    (d) "Common Stock" means the Company's Common Stock, $.01 par value.

    (e) "Participant" means a person to whom a Stock Option has been granted under the Plan.

    (f) "Rule 16b-3" means Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended from time to time, or any successor rule.

    (g) "Stock Option" means an option granted under the Plan.

    (h) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Stock Option, each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the total voting power of all classes of stock in one of the other corporations in such chain.

2.2 Administration of the Plan

    (a) The Plan shall be administered by the Committee which shall at all times consist of two (2) or more persons, each of whom shall be a member of the Board of Directors. Each member of the Committee shall be a disinterested person (as such term is defined in Rule 16b-3). The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine.

    (b) The Committee shall have the full power, subject to and within the limits of the Plan, to: (i) interpret and administer the Plan, and Stock Options granted under it; (ii) make and interpret rules and regulations for the administration of the Plan and to make changes in and revoke such rules and regulations (and in the exercise of this power, shall generally determine all questions of policy and expediency that may arise and may correct any defect, omission, or inconsistency in the Plan or any agreement evidencing the grant of any Stock Option in a manner and to the extent it shall deem necessary to make the Plan fully effective); (iii) determine those persons to whom Stock Options shall be granted and the number of Stock Options to be granted to any person; (iv) determine the terms of Stock Options granted under the Plan, consistent with the provisions of the Plan; and (v) generally, exercise such powers and perform such acts in connection with the Plan as are deemed necessary or expedient to promote the best interests of the Company. The interpretation and construction by the Committee of any provision of the Plan or of any Stock Option shall be final, binding and conclusive. Members of the Committee shall be subject to any additional restrictions necessary to satisfy the disinterested administration of the Plan as required in Rule 16b-3.

    (c) The Committee may act only by a majority of its members then in office; however, the Committee may authorize any one (1) or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

    (d) No member of the Committee shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith with respect to the Plan, and the Company shall indemnify and hold harmless each member of the Committee against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the administration or interpretation of the Plan, unless arising out of such person's own fraud or bad faith.

2.3 Effective Date

The Plan shall become effective upon its adoption by the Board of Directors, and Stock Options may be granted upon such adoption and from time to time thereafter, subject, however, to approval of the Plan by affirmative vote of the holders of a majority of the shares of the Common Stock present in person or by proxy and entitled to vote at an annual meeting of the shareholders of the Company or at a special meeting of the shareholders of the Company expressly called for such purposes, or any adjournments thereof, within 12 months after the adoption of the Plan by the Board of Directors. If the Plan is not approved at such annual or special meeting or at any adjournments thereof, this Plan and all Stock Options previously granted thereunder shall become null and void.

2.4 Duration

If approved by the shareholders of the Company, as provided in Section 2.3, unless sooner terminated by the Board of Directors, this Plan shall remain in effect for a period of ten (10) years following its adoption by the Board of Directors.

2.5 Shares Subject to the Plan

The maximum number of shares of Common Stock which may be subject to Stock Options granted under the Plan shall be 10,000,000. The Stock Options shall be subject to adjustment in accordance with Section 5, as appropriate, and shares to be issued upon exercise of Stock Options may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock purchased or acquired by the Company for any purpose. If a Stock Option or portion thereof shall expire or is terminated, canceled or surrendered for any reason without being exercised in full, the unpurchased shares of Common Stock which were subject to such Stock Option or portion thereof shall be available for future grants of Stock Options under the Plan.

2.6 Amendments

The Plan may be suspended, terminated or reinstated, in whole or in part, at any time by the Board of Directors, provided however, that without the approval of NeoMedia's stockholders, no amendment shall be made which (i) increases the maximum number of shares of Common Stock which may be subject to stock options granted under the Plan, except for specified adjustment provisions, (ii) extends the term of the Plan, (iii) increases the period during which a stock option may be exercised beyond ten years from the date of the grant, (iv) materially increase the benefits accruing to participants under the Plan, (v) materially modifies the requirements as to eligibility for participation in the Plan, or
(vi) will cause stock options granted under the Plan to fail to meet the requirements of Rule 16b-3. The Board of Directors may from time to time make such amendments to the Plan as it may deem advisable. Except as otherwise provided herein, termination or amendment of the Plan shall not, without the consent of a Participant, affect such Participant's rights under any Stock Options previously granted to such Participant.

2.7 Participants and Grants

Stock Options may be granted by the Committee to (i) directors, officers and other full-time salaried employees of the Company and its Subsidiaries with managerial, professional or supervisory responsibilities and (ii) consultants and advisors who render bona fide services to the Company and its Subsidiaries, in each case, where the Committee determines that such officer, employee, consultant or advisor has the capacity to make a substantial contribution to the success of the Company. The Committee may grant Stock Options to purchase such number of shares of Common Stock (subject to the limitations of Sections 2.5) as the Committee may, in its sole discretion, determine. In granting Stock Options under the Plan, the Committee, on an individual basis, may vary the number of Stock Options as between Participants and may grant Stock Options to a Participant in such amounts as the Committee may determine in its sole discretion.

3. STOCK OPTIONS

3.1 General

All Stock Options granted under the Plan shall be evidenced by written agreements executed by the Company and the Participant to whom granted, which agreement shall state the number of shares of Common Stock which may be purchased upon the exercise thereof and shall contain such investment representations and other terms and conditions as the Committee may from time to time determine.

3.2 Price

The purchase price per share of Common Stock subject to a Stock Option shall be determined by the Committee which may be less than the fair market value on the date of grant.

3.3 Period

The duration or term of each Stock Option granted under the Plan shall be for such period as the Committee shall determine but in no event more than ten (10) years from the date of grant thereof.

3.4 Exercise

Stock Options may be exercisable at such time or times as the Committee shall specify when granting the Stock Option subject to satisfaction of all conditions for exercise recited herein and in the Option Agreement. Without limiting the foregoing, the Stock Option may not be exercised unless the Participant at the time of such exercise shall have been in continuous employ of, or relationship with, the Company up to the date of exercise and unless the Committee has provided to the Participant a written determination no more than 30 days prior to the exercise date that the individual job performance of the Participant merits the Participant's right to exercise such Stock Option. The Committee shall be entitled to act in its sole discretion and the decision of the Committee as to the Participant's right to exercise the Participant's Stock Option shall be final, binding and conclusive on the Participant. Failure of the Committee to deliver the Participant such a written determination shall be deemed a determination that the Participant is not entitled to exercise such Stock Option.

Once exercisable, a Stock Option shall be exercisable, in whole or in part, by delivery of a written notice of exercise to the Secretary of the Company at the principal office of the Company specifying the number of shares of Common Stock as to which the Stock Option is then being exercised together with payment of the full purchase price for the shares being purchased upon such exercise. Until the shares of Common Stock as to which a Stock Option is exercised are issued, the Participant shall have none of the rights of a shareholder of the Company with respect to such shares.

3.5 Payment

The purchase price for shares of Common Stock as to which a Stock Option has been exercised and any amount required to be withheld, as contemplated by
Section 6.1, may be paid:

    (a) In United States dollars in cash, or by check, bank draft or money order payable in United States dollars to the order of the Company; or

    (b) By the delivery by the Participant to the Company of whole shares of Common Stock having an aggregate fair market value on the date of payment equal to the aggregate of the purchase price of Common Stock as to which the Stock Option is then being exercised or by the withholding of whole shares of Common Stock having such fair market value upon the exercise of such Stock Option; or

    (c) By a combination of both (a) and (b) above.

The Committee may, in its discretion, impose limitations, conditions and prohibitions on the use by a Participant of shares of Common Stock to pay the purchase price payable by such Participant upon the exercise of a Stock Option.

3.6 Termination of Employment or Other Relationship

    (a) In the event a Participant's employment by, or relationship with, the Company shall terminate for any reason other than those reasons specified in Sections 3.6(b), (c), (d), (e) or (g) hereof while such Participant holds Stock Options granted under the Plan, then all rights of any kind under any outstanding Option held by such Participant which shall not have previously lapsed or terminated shall expire immediately.

    (b) If a Participant's employment by, or relationship with, the Company or its Subsidiaries shall terminate as a result of such Participant's total disability, each Stock Option held by such Participant (which has not previously lapsed or terminated) shall be exercisable by such Participant for a period of one year after termination but only to the extent the Option is otherwise exercisable during that period. For purposes of the foregoing sentence, "total disability" shall mean permanent mental or physical disability as determined by the Committee.

    (c) In the event of the death of a Participant, each Stock Option held by such Participant (which has not previously lapsed or terminated) shall be exercisable by the executor or administrator of the Participant's estate or by the person or persons to whom the deceased Participant's rights thereunder shall have passed by will or by the laws of descent or distribution, for a period of one year after such Participant's death but only to the extent the Option is otherwise exercisable during that period.

    (d) In the case of a Participant who is an employee of the Company, if a Participant's employment by the Company shall terminate by reason of such Participant's retirement in accordance with Company policies, each Stock Option held by such Participant at the date of termination (which has not previously lapsed or terminated) shall be exercisable for a period of three
    (3) months after termination, but only to the extent the Option is otherwise exercisable during that period.

    (e) In the event the Company terminates the employment of a Participant who at the time of such termination was an officer of the Company and had been continuously employed by the Company during the two (2) year period immediately preceding such termination, for any reason except "good cause" (hereafter defined) and except upon such Participant's death, total disability or retirement in accordance with Company policies, each Stock Option held by such Participant (which has not previously lapsed or terminated and which has been held by such Participant for more than six (6) months prior to such termination) shall be exercisable for a period of three
    (3) months after such termination, but only to the extent the Option is otherwise exercisable during that period. A termination for "good cause" shall be deemed to have occurred only if the Participant in question (i) is terminated by written notice for dishonesty, because of his conviction of a felony, or because of his violation of any material provision of any employment or other agreement, written or oral, with the Company or any of its Subsidiaries, or (ii) shall voluntarily resign or terminate his employment with the Company or any of its Subsidiaries under or followed by such circumstances as would constitute a breach of any material provision of any employment or other agreement between him and the Company or any of its Subsidiaries, or (iii) shall have committed an act of dishonesty not discovered by the Company or any of its Subsidiaries prior to the cessation of his employment with the Company or any of its Subsidiaries, but which would have resulted in his discharge if discovered prior to such date, or
    (iv) shall, either before or after cessation of his employment with the Company or any of its Subsidiaries, without the written consent of the Company or any of its Subsidiaries, use (except for the benefit of the Company or any of its Subsidiaries) or disclose to any other person any confidential information relating to the continuation or proposed continuation of the business or any trade secrets of the Company of any of its Subsidiaries obtained as a result of or in connection with such employment.

    (f) Notwithstanding the foregoing, if at any time after termination a Participant engages in "detrimental activity" (as hereinafter defined), the Committee in its discretion may cause the Participant's right to exercise such option to be forfeited. If an allegation of detrimental activity by a Participant is made to the Committee, the exercisability of the Participant's options will be suspended for up to two months to permit the investigation of such allegation. For purposes of this section, "detrimental activity" means activity that is determined by the Committee in its sole and absolute discretion to be detrimental to the interests of the Company or any of its Subsidiaries, including but not limited to situations where such
    Participant: (1) divulges trade secrets of the Company, proprietary data or other confidential information relating to the Company or to the business of the Company and any Subsidiaries, (2) enters into employment with a competitor under circumstances suggesting that such Participant will be using unique or special knowledge gained as a Company employee to compete with the Company, (3) is convicted by a court of competent jurisdiction of any felony or a crime involving moral turpitude, (4) uses information obtained during the course of his or her employment for his or her own purposes, such as for the solicitation of business, (5) is determined to have engaged (whether or not prior to termination due to retirement) in either gross misconduct or criminal activity harmful to the Company, or (6) takes any action that harms the business interests, reputation, or goodwill of the Company and/or its subsidiaries.

    (g) In the case of Stock Options granted to a nonemployee director who ceases to be a member of the Board of Directors, such Stock Options then held by such individual shall be exercisable within one year after such termination of service.

3.7 Effect of Leaves of Absence

It shall not be considered a termination of employment when a Participant is on military or sick leave or such other type leave of absence which is considered as continuing intact the employment relationship of the Participant with the Company or any of its Subsidiaries. In case of such leave of absence, the employment relationship shall be deemed to have continued until the later of (i) the date when such leave shall have lasted ninety (90) days in duration, or (ii) the date as of which the Participant's right to employment shall have no longer been guaranteed either by statute or contract.

4. ASSIGNABILITY OF STOCK OPTIONS

Stock Options granted under the Plan shall not be assignable or otherwise transferable by the recipient except by will or the laws of intestate succession, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Otherwise, Stock Options granted under this Plan shall be exercisable during the lifetime of the Participant only by the Participant for his or her individual account, and no purported assignment or transfer of such Stock Options thereunder, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the purported assignee or transferee any interest or right therein whatsoever but immediately upon any such purported assignment or transfer, or any attempt to make the same, such Stock Options thereunder shall terminate and become of no further effect. 5. REORGANIZATION AND RECAPITALIZATION OF THE COMPANY

    (a) The existence of this Plan and Stock Options granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

    (b) Except as hereinafter provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Stock Options granted hereunder.

    (c) If, and whenever, prior to the delivery by the Company or a Subsidiary of all of the shares of Common Stock which are subject to the Stock Options or rights granted hereunder, the Company shall effect a subdivision or consolidation of shares or other capital readjustments, the payment of a stock dividend or other increase or reduction of the number of shares of the Common Stock outstanding without receiving compensation therefore in money, services or property, the number of shares subject to the Plan shall be proportionately adjusted and the number of shares with respect to which Stock Options granted hereunder may thereafter be exercised shall: (i) in the event of an increase in the number of outstanding shares, be proportionately increased, and the cash consideration (if any) payable per share shall be proportionately reduced; and (ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the cash consideration (if any) payable per share shall be proportionately increased.

    (d) If the Company merges with one or more corporations, or consolidates with one or more corporations and the Company shall be the surviving corporation, thereafter, upon any exercise of Stock Options granted hereunder, the Participant shall, at no additional cost (other than the option price, if any) be entitled to receive (subject to any required action by stockholders) in lieu of the number of shares as to which such Stock Options shall then be exercisable the number and class of shares of stock or other securities to which the Participant would have been entitled pursuant to the terms of the agreement of merger or consolidation, if immediately prior to such merger or consolidation the Participant had been the holder of record of the number of shares of Common Stock of the Company equal to the number of shares as to which such Stock Options shall be exercisable. Upon any reorganization, merger or consolidation where the Company is not the surviving corporation, the Committee shall have the right to make all outstanding options vest and be exercisable immediately, by giving notice to each holder thereof or his or her personal representative and by permitting the exercise for a period not to exceed ninety (90) days from the date of such determination by the Committee. Upon liquidation or dissolution of the Company, all outstanding options shall be cancelled.

6. MISCELLANEOUS PROVISIONS

6.1 Withholding

The Company's obligations under this Plan shall be subject to applicable federal, state and local tax withholding requirements. Federal, state and local withholding tax due at the time of a grant or upon the exercise of any Stock Option may, in the discretion of the Committee, be paid in shares of Common Stock already owned by the Participant or through the withholding of shares otherwise issuable to such Participant, upon such terms and conditions as the Committee shall determine. If the Participant shall fail to pay, or make arrangements satisfactory to the Committee for the payment, to the Company of all such federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Participant an amount equal to any federal, state or local taxes of any kind required to be withheld by the Company.

6.2 Compliance with Law and Approval of Regulatory Bodies

No Stock Option shall be exercisable and no shares will be delivered under the Plan except in compliance with all applicable federal and state laws and regulations including, without limitation, compliance with all federal and state securities laws and withholding tax requirements and with the rules of the NASDAQ Small Cap Market and of all other domestic stock exchanges on which the Common Stock may be listed. Any share certificate issued to evidence shares for which a Stock Option is exercised may bear legends and statements the Committee shall deem advisable to assure compliance with federal and state laws and regulations. No Stock Option shall be exercisable and no shares will be delivered under the Plan, until the Company has obtained consent or approval from regulatory bodies, federal or state, having jurisdiction over such matters as the Committee may deem advisable. In the case of the exercise of a Stock Option by a person or estate acquiring the right to exercise the Stock Option as a result of the death of the Participant, the Committee may require reasonable evidence as to the ownership of the Stock Option and may require consents and releases of taxing authorities that it may deem advisable.

6.3 No Right to Employment

Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, nor the granting of any Stock Options hereunder, shall confer upon any Participant under the Plan any right to continue in the employ of the Company or any Subsidiary, or shall in any way affect the right and power of the Company or any Subsidiary to terminate the employment of any Participant at any time with or without assigning a reason therefore, to the same extent as might have been done if the Plan had not been adopted.

6.4 Exclusion from Pension Computations

By acceptance of a grant of a Stock Option under the Plan, the Participant shall be deemed to agree that any income realized upon the receipt or exercise thereof or upon the disposition of the shares received upon exercise will not be taken into account as "base remuneration", "wages", "salary" or "compensation" in determining the amount of any contribution to or payment or any other benefit under any pension, retirement, incentive, profit-sharing or deferred compensation plan of the Company or any Subsidiary.

6.5 Abandonment of Options

A Participant may at any time abandon a Stock Option prior to its expiration date. The abandonment shall be evidenced in writing, in such form as the Committee may from time to time prescribe. A Participant shall have no further rights with respect to any Stock Option so abandoned.

6.6 Severability as to Rule 16b-3

If any of the terms or provisions of the Plan conflict with the requirements of Rule 16b-3, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3.

6.7 Interpretation of the Plan

Headings are given to the Sections of the Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of the Plan or any provision hereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural and vice versa.

6.8 Use of Proceeds

Funds received by the Company upon the exercise of Stock Options shall be used for the general corporate purposes of the Company.

6.9 Construction of Plan

The place of administration of the Plan shall be in the State of Florida, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Florida.

REVOCABLE PROXY

                           NEOMEDIA TECHNOLOGIES, INC.

The undersigned hereby appoints CHARLES W. FRITZ and CHARLES T. JENSEN and WILLIAM E. FRITZ, or any of them individually, with full power of substitution, to act as proxy and to represent the undersigned at the 2002 Annual Meeting of shareholders and to vote all shares of common stock of NeoMedia Technologies, Inc. which the undersigned is entitled to vote if personally present at said meeting to be held at the Company's Headquarters, 2201 Second Street, Suite 600, Fort Myers, Florida on Tuesday, May 21, 2002 at 10:00 a.m., and at all postponements or adjournments thereof upon all business as may properly come before the meeting with all the powers the undersigned would possess if then and there personally present.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 LISTED ON THE REVERSE SIDE. PROXIES ARE GRANTED THE DISCRETION TO VOTE UPON ALL OTHER MATTERS THAT MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

                  (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)

                       PLEASE RETAIN THIS ADMISSION TICKET
                                     FOR THE
                        ANNUAL MEETING OF STOCKHOLDERS OF
                           NEOMEDIA TECHNOLOGIES, INC.
              COMPANY HEADQUARTERS - 2201 SECOND STREET, SUITE 600.
                            FT. MYERS, FLORIDA 33901
                              TUESDAY, MAY 21, 2002
                    10:00 A.M., EASTERN DAYLIGHT SAVINGS TIME

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE AND MAIL THE PROXY CARD BELOW.

IF YOU PLAN TO ATTEND THE 2002 ANNUAL MEETING OF STOCKHOLDERS, PLEASE MARK THE APPROPRIATE BOX ON THE PROXY CARD BELOW.

PRESENT THIS TICKET TO A NEOMEDIA TECHNOLOGIES, INC. REPRESENTATIVE AT THE ENTRANCE TO THE MEETING ROOM.

Please Detach and Mail in the Envelope Provided/arrow

A [X] Please mark your votes as in this example.

1. Election of directors - The election of the following nominees to the Board of Directors unless otherwise indicated:

                  A. Hayes Barclay
                  Charles W. Fritz
                  William E. Fritz
                  Charles T. Jensen
                  James J. Keil

|_| FOR |_| AGAINST |_| ABSTAIN

IN THE EVENT THE UNDERSIGNED WISHES TO WITHHOLD AUTHORITY FOR ANY PARTICULAR NOMINEE OR NOMINEES LISTED ABOVE, PLEASE SO INDICATE BY CLEARLY AND NEATLY LINING THROUGH OR STRIKING OUT THE NAME OF ANY SUCH NOMINEE OR NOMINEES.

2. To approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of the Company's Common Stock, $.01 par value per share, from 50,000,000 to 200,000,000 and to increase the number of shares of the Company's Preferred Stock, par value $.01 per share, from 10,000,000 to 25,000,000.

|_| FOR |_| AGAINST |_| ABSTAIN

3. To approve the 2002 Stock Option Plan. |_| FOR |_| AGAINST |_| ABSTAIN

4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THE SHARES WILL BE VOTED "FOR" PROPOSALS ONE AND TWO. SUCH PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS, OR POSTPONEMENTS THEREOF.

       THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL
                   MEETING AND PROXY STATEMENT OF THE COMPANY.

                    DATED: ___________________________, 2002


                            Signature of Stockholder


                            Signature of Stockholder

Please sign your name exactly as it appears on your stock certificate. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If signer is a corporation, please sign in full corporate name by duly authorized officer or officers and affix the corporate seal.

        PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.